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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2002

MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia (State of other jurisdiction of incorporation or organization)	0-13198 (Commission File Number)	38-0811650 (I.R.S. Employer Identification No.)

1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)

(309-266-7176)
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5. Other Events

        Morton Custom Plastics, LLC ("Plastics"), a subsidiary of the registrant, has entered into forbearance agreements dated September 18, September 30, and October 9, 2002, related to its credit facility with General Electric Capital Corporation (GECC). The forbearance agreements with GECC relate only to Plastics. The registrant has no liability on the indebtedness of Plastics to GECC, and there are no cross-default provisions that would affect any of the registrant's credit facilities with Harris Trust and Savings Bank, as Agent, relating to the contract metal fabrication operations in Illinois, North Carolina and South Carolina and the custom plastics operation in Iowa.

        The forbearance agreements result from defaults by Plastics' non-compliance with certain covenants of that credit facility with GECC. The defaults, acknowledged by Plastics, include non-compliance with certain financial covenants; failure to make certain principal, interest and other payments when scheduled; and failure to timely repay overadvances on the revolving loan. Among the covenants of the forbearance agreements, Plastics shall deliver certain management information and financial analyses to GECC. Also, as a condition of the forbearance agreements, the amount of the revolving loan, including reserves, is decreased from $10,000,000 to $9,650,000.

        The current forbearance agreement expires on October 17, 2002. It is anticipated that this forbearance agreement will be renewed by a similar agreement in substantially the same form.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: October 15, 2002	By:	/s/ THOMAS D. LAUERMAN Thomas D. Lauerman
Vice-President and Chief Financial Officer

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SIGNATURES